Exhibit 99.1

Bank of Hawaii Corporation Third Quarter 2004 Financial Results

•                  Diluted Earnings Per Share $0.78, Year-to-Date Earnings Per Share $2.26

•                  Net Income of $43.1 Million, Year-to-Date Net Income $127.1 Million

•                  Board of Directors Declares Dividend of $0.33 Per Share, Up 10 Percent

FOR IMMEDIATE RELEASE

HONOLULU, HI (October 25, 2004) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.78 for the third quarter of 2004, down $0.01 or 1.3 percent from $0.79 in the second quarter of 2004, and up $0.17 or 27.9 percent from $0.61 reported in the comparable quarter last year.  Net income for the third quarter of 2004 was $43.1 million, down $1.2 million or 2.6 percent from $44.2 million in the previous quarter and up $6.4 million or 17.4 percent from $36.7 million reported in the same quarter last year.

Return on average assets for the third quarter of 2004 was 1.77 percent, down slightly from 1.80 percent in the second quarter of 2004, and up from 1.53 percent in the third quarter of 2003.  Return on average equity was 23.42 percent for the third quarter of 2004, down from 24.28 percent in the previous quarter and up from 16.69 percent in the same quarter last year.

For nine months ended September 30, 2004, net income was $127.1 million, up $30.6 million or 31.7 percent from net income of $96.5 million for the same period last year.  Diluted earnings per share were $2.26 for the first nine months of 2004, an increase of 44.9 percent from diluted earnings per share of $1.56 for the comparable period last year.  The year-to-date return on average assets was 1.74 percent, up from 1.37 percent for the same nine months in 2003.  The year-to-date return on average equity was 22.48 percent, up from 13.95 percent for the nine-month period ended September 30, 2003.

“Bank of Hawaii had another good quarter and I am pleased by the ongoing improvement demonstrated by our financial results,” said Allan R. Landon, Chairman, CEO and President.  “The Hawaii economy remains solid and we remain confident that we are well on the way to achieving the goals of our three-year plan.”

- more -

Bank of Hawaii Corporation Third Quarter 2004 Financial Results

Financial Highlights

Net interest income, on a taxable equivalent basis, for the third quarter of 2004 was $98.8 million, up $2.9 million from net interest income of $95.9 million in the second quarter of 2004, and up $7.7 million from net interest income of $91.1 million in the third quarter of 2003.  An analysis of the change in net interest income is included in Table 6.

The net interest margin was 4.39 percent for the third quarter of 2004, up 22 basis points from the net interest margin of 4.17 percent in the previous quarter and up 24 basis points from 4.15 percent in the same quarter last year.  The increase in the net interest margin from the previous quarter was largely due to higher average balances of short-term investments in the second quarter of 2004.  In addition, the margin was further improved in the third quarter of 2004 as a result of increased yields on earnings assets, stable interest rates paid on deposits and continuing reductions in short-term borrowings and long-term debt.

Credit quality continued to improve during the quarter.  The Company did not recognize a provision for loan and lease losses during the third quarter of 2004.  A negative provision of $3.5 million was recognized in the previous quarter.  The allowance for loan and lease losses was reduced $0.3 million from June 30, 2004, which equaled the amount of net charge-offs for the third quarter of 2004.

Non-interest income was $53.1 million for the third quarter of 2004 compared to non-interest income of $54.8 million in the second quarter of 2004 and $53.8 million in the third quarter of 2003.  Non-interest income in the third quarter of 2004 included a gain of $5.2 million on the sale of assets at the end of a leveraged lease transaction, compared to the previous quarter which included a partnership distribution of $3.2 million and a gain of $2.5 million on the sale of land.  Included in the third quarter of 2003 was a $3.1 million prepayment fee on a commercial real estate loan.  Excluding these items, non-interest income decreased from the second quarter of 2004 by $1.4 million largely due to a decline in gains on the sale of mortgage loans.

Non-interest expense for the third quarter of 2004 was $84.2 million, down $0.9 million from $85.1 million in the previous quarter and down $4.7 million or 5.3 percent from non-interest expense of $88.9 million in the third quarter of 2003.  The decrease from the previous quarter was largely the result of $2.2 million recorded in the second quarter primarily related to a legal settlement.  Non-interest expense in the third quarter of 2003 included $4.3 million in systems replacement costs.

The efficiency ratio was 55.45 percent for the third quarter of 2004, down from 56.49 percent in the second quarter of 2004 and 61.34 percent in the third quarter of 2003.  Excluding systems replacement costs, the efficiency ratio was 58.34 percent in the third quarter of 2003.  For nine months ended September 30, 2004, the efficiency ratio was 56.40 percent compared to 65.06 percent for the same period in 2003.  Excluding systems replacement costs, the efficiency ratio was 59.88 percent for the nine-month period last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Business segment performance details are summarized in Table 11a and 11b.

2

Asset Quality

Non-performing assets declined to $16.0 million at the end of the third quarter of 2004, a decrease of $5.2 million, or 24.5 percent, from non-performing assets of $21.2 million at the end of the second quarter of 2004.  Non-performing assets decreased $24.2 million, or 60.2 percent, compared to non-performing assets of $40.1 million at the end of the same quarter last year.  At September 30, 2004, the ratio of non-performing assets to total loans and foreclosed real estate was 0.27 percent, down from 0.37 percent at June 30, 2004 and down from 0.72 percent at September 30, 2003.

Non-accrual loans were $15.8 million at September 30, 2004, a reduction of $0.5 million, or 3.1 percent, from $16.3 million at June 30, 2004 and down $15.6 million, or 49.8 percent, from $31.4 million at September 30, 2003.  Non-accrual loans as a percentage of total loans were 0.27 percent at September 30, 2004, down from 0.28 percent at the end of the previous quarter and down from 0.56 percent at the end of the comparable quarter last year.

Net charge-offs were $0.3 million in the third quarter of 2004, or 0.02 percent (annualized) of total average loans.  Charge-offs of $5.0 million during the third quarter of 2004 were offset by recoveries of $4.7 million.  Net charge-offs were in a net recovery position of $1.2 million in the second quarter of 2004 as recoveries of $10.0 million more than offset charge-offs of $8.8 million.  Net charge-offs during the third quarter of 2003 were $5.3 million, or 0.38 percent (annualized) of total average loans.  Net charge-offs for the first nine months of 2004 were $0.9 million, or 0.02 percent (annualized) of total average loans.  In the same period last year, net charge-offs were $10.2 million, or 0.25 percent (annualized) of total average loans.

The allowance for loan and lease losses was $124.7 million at September 30, 2004.  The ratio of the allowance for loan and lease losses to total loans was 2.14 percent at September 30, 2004 compared with 2.16 percent at June 30, 2004 and 2.38 percent at the end of the same quarter last year.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 8.

Other Financial Highlights

Total assets were $9.59 billion at September 30, 2004, a decrease from total assets of $9.69 billion at June 30, 2004 and an increase from total assets of $9.37 billion at September 30, 2003.  The decrease from the previous quarter was largely due to a reduction in short-term assets that were utilized to pay down debt.  Total loans and leases were $5.82 billion at September 30, 2004, up from $5.79 billion at June 30, 2004 and $5.57 billion at September 30, 2003.  The increase in total loans and leases is due to ongoing growth in consumer lending.  Commercial loan originations remain strong, but were offset by loan prepayments during the quarter.

Total deposits at September 30, 2004 were $7.41 billion, down from total deposits of $7.47 billion at June 30, 2004 and up from total deposits of $7.10 billion at September 30, 2003.  The decrease from the previous quarter was mostly due to a reduction in custodial deposits related to mortgage banking activity and a continuation of the decline in time deposits.  The Company had a net increase of approximately 2,000 non-interest bearing checking accounts during the quarter.

3

During the third quarter of 2004, Bank of Hawaii Corporation repurchased 0.7 million shares of common stock at a total cost of $31.4 million under its share repurchase program.  The average cost was $46.08 per share repurchased during the quarter.  From the beginning of the share repurchase program in July 2001 through September 30, 2004, the Company repurchased a total of 33.9 million shares and returned a total of $1,037.1 million to the shareholders at an average cost of $30.59 per share.  From October 1, 2004 through October 22, 2004, the Company repurchased an additional 0.1 million shares of common stock at an average cost of $49.11 per share.  Remaining buyback authority under the share repurchase program was $108.9 million at October 22, 2004.

The Company’s capital and liquidity remain strong.  At September 30, 2004, the Tier 1 leverage ratio was 7.69 percent compared to 7.16 percent at June 30, 2004 and 8.52 percent at September 30, 2003.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.33 per share on the Company’s outstanding shares, an increase of $0.03 per share or 10.0 percent.  The dividend will be payable on December 14, 2004 to shareholders of record at the close of business on November 29, 2004.

Economic Outlook

Hawaii’s economy continued to grow during the third quarter of 2004.  Tourism remains strong and is on track to establish 2004 as a record year in terms of total visitors.  Hawaii’s unemployment rate fell below 3.0 percent, the lowest in the country, as job growth continued in excess of 2.0 percent.  Real estate transactions and valuations continued to increase and military housing privatization initiatives are expected to augment private construction growth, beginning in the fourth quarter of 2004.  These trends are expected to drive capital spending forward for several more years.  A rise in core inflation in the Honolulu consumer price index (CPI) from around 1.5 percent to 3.0 percent during the first half of 2004 may indicate the state economy is approaching full employment.  However, Hawaii’s real personal income growth remains stable at 2.0 percent to 3.0 percent in 2004, as it has since 1997.

Earnings Outlook

Bank of Hawaii Corporation currently anticipates net income for the full year of 2004 will be approximately $166 million to $168 million.  Based on present conditions, the Company does not expect to record a provision for loan and lease losses during the fourth quarter of 2004.  However, the actual amount of the provision for loan and lease losses depends on determinations of credit risk that are made near the end of each quarter.  Earnings per share and return on average equity projections continue to be dependent upon the terms and timing of share repurchases.

Conference Call Information

The Company will review its third quarter 2004 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is 800-599-9795 in the United States or 617-786-2905 for international callers.  No confirmation code is required to access the call.  A replay will be available for one week beginning Monday, October 25, 2004 by calling 888-286-8010 in the United States or 617-801-6888 for international callers and entering the number 83955183 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

4

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

Forward-Looking Statements

This news release contains forward-looking statements concerning, among other things, the economic environment in our service area, the expected level of loan and lease loss provisioning, and anticipated net income, dividends, revenues and expenses during 2004 and beyond.  Our forward-looking statements are based on numerous assumptions, any of which could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates that may affect our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases and repayment of maturing debt; 5) inability to achieve expected benefits of our business process changes due to adverse changes in implementation processes or costs, operational savings, or timing; 6) real or threatened acts of war or terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and our customers’ operations.  We do not undertake any obligation to update forward-looking statements to reflect later events or circumstances.

# # # #

5

Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1

(dollars in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Earnings Highlights and Performance Ratios	2004	2003	2004	2003

Net Income	$43,067	$36,687	$127,098	$96,522
Basic Earnings Per Share	0.82	0.64	2.40	1.63
Diluted Earnings Per Share	0.78	0.61	2.26	1.56
Cash Dividends	15,904	10,887	48,126	33,819
Net Income to Average Total Assets (ROA)	1.77%	1.53%	1.74%	1.37%
Net Income to Average Shareholders’ Equity (ROE)	23.42%	16.69%	22.48%	13.95%
Net Interest Margin	4.39%	4.15%	4.29%	4.19%
Efficiency Ratio[1]	55.45%	61.34%	56.40%	65.06%
Efficiency Ratio excluding Systems Replacement Costs	55.45%	58.34%	56.40%	59.88%

	September 30,
Statement of Condition Highlights and Performance Ratios	2004	2003

Total Assets	$9,594,809	$9,370,755
Net Loans	5,690,924	5,437,730
Total Deposits	7,413,240	7,102,116
Total Shareholders’ Equity	756,707	823,760

Book Value Per Common Share	$14.27	$14.71
Allowance / Loans and Leases Outstanding	2.14%	2.38%
Average Equity / Average Assets	7.75%	9.82%
Employees (FTE)	2,655	2,764
Branches and offices	88	89

Market Price Per Share of Common Stock for the Quarter Ended:

Closing	$47.25	$33.58
High	$48.07	$35.55
Low	$43.55	$32.92

1                    The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

(dollars in thousands except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Interest Income
Interest and Fees on Loans and Leases	$82,079	$82,715	$243,853	$254,442
Income on Investment Securities—Available for Sale	24,543	16,483	67,134	58,761
Income on Investment Securities—Held to Maturity	6,370	6,407	20,057	11,773
Deposits	496	1,179	3,373	3,647
Funds Sold	108	248	702	1,834
Other	801	1,032	2,524	3,237
Total Interest Income	114,397	108,064	337,643	333,694
Interest Expense
Deposits	8,990	10,284	26,750	38,040
Securities Sold Under Agreements to Repurchase	2,085	1,947	6,233	6,580
Funds Purchased	683	271	1,420	695
Short-Term Borrowings	15	26	43	75
Long-Term Debt	3,845	4,431	12,538	15,714
Total Interest Expense	15,618	16,959	46,984	61,104
Net Interest Income	98,779	91,105	290,659	272,590
Provision for Loan and Lease Losses	—	—	(3,500)	—
Net Interest Income After Provision for Loan and Lease Losses	98,779	91,105	294,159	272,590
Non-Interest Income
Trust and Asset Management	12,672	12,511	39,531	38,237
Mortgage Banking	1,711	5,888	6,496	12,232
Service Charges on Deposit Accounts	9,472	8,901	28,962	26,496
Fees, Exchange, and Other Service Charges	13,741	16,034	41,223	42,496
Investment Securities Gains (Losses)	—	639	(37)	1,809
Insurance	3,560	3,988	10,506	10,083
Other	11,898	5,830	30,063	17,930
Total Non-Interest Income	53,054	53,791	156,744	149,283
Non-Interest Expense
Salaries and Benefits	46,566	45,731	139,256	139,871
Net Occupancy Expense	9,812	9,806	28,741	29,047
Net Equipment Expense	5,847	7,301	17,610	26,257
Information Technology Systems Replacement Project	—	4,349	—	21,871
Other	21,965	21,690	66,730	57,425
Total Non-Interest Expense	84,190	88,877	252,337	274,471
Income Before Income Taxes	67,643	56,019	198,566	147,402
Provision for Income Taxes	24,576	19,332	71,468	50,880
Net Income	$43,067	$36,687	$127,098	$96,522
Basic Earnings Per Share	$0.82	$0.64	$2.40	$1.63
Diluted Earnings Per Share	$0.78	$0.61	$2.26	$1.56
Dividends Declared Per Share	$0.30	$0.19	$0.90	$0.57
Basic Weighted Average Shares	52,390,081	57,195,570	53,053,770	59,337,319
Diluted Weighted Average Shares	55,472,868	59,961,823	56,297,277	61,911,794

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition	Table 3

(dollars in thousands)	September 30, 2004	December 31, 2003	September 30, 2003
	(Unaudited)		(Unaudited)
Assets
Interest-Bearing Deposits	$29,976	$154,735	$208,712
Investment Securities—Available for Sale	2,328,327	1,991,116	2,027,062
Investment Securities—Held to Maturity (Market Value of $624,587, $720,699, and $749,036)	630,276	727,233	754,659
Funds Sold	25,000	—	—
Loans Held for Sale	18,595	9,211	23,144
Loans and Leases	5,815,575	5,757,175	5,570,405
Allowance for Loan and Lease Losses	(124,651)	(129,080)	(132,675)
Net Loans	5,690,924	5,628,095	5,437,730
Total Earning Assets	8,723,098	8,510,390	8,451,307
Cash and Non-Interest-Bearing Deposits	290,974	363,495	329,705
Premises and Equipment	149,698	160,005	163,277
Customers’ Acceptance Liability	920	1,707	1,077
Accrued Interest Receivable	36,074	32,672	33,210
Foreclosed Real Estate	208	4,377	8,757
Mortgage Servicing Rights	19,995	22,178	23,266
Goodwill	36,216	36,216	36,216
Other Assets	337,626	330,607	323,940
Total Assets	$9,594,809	$9,461,647	$9,370,755
Liabilities
Deposits
Non-Interest-Bearing Demand	$1,898,602	$1,933,928	$1,846,030
Interest-Bearing Demand	1,471,836	1,356,330	1,269,227
Savings	2,991,386	2,833,379	2,760,418
Time	1,051,416	1,209,142	1,226,441
Total Deposits	7,413,240	7,332,779	7,102,116
Securities Sold Under Agreements to Repurchase	682,630	472,757	646,890
Funds Purchased	69,755	109,090	90,520
Short-Term Borrowings	11,939	12,690	14,796
Banker’s Acceptances Outstanding	920	1,707	1,077
Retirement Benefits Payable	62,976	61,841	63,281
Accrued Interest Payable	6,162	7,483	7,207
Taxes Payable and Deferred Taxes	249,265	207,101	195,628
Other Liabilities	88,596	138,999	101,179
Long-Term Debt	252,619	324,068	324,301
Total Liabilities	8,838,102	8,668,515	8,546,995
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: September 2004 - 81,710,695 / 53,021,591, December 2003 - 81,647,729 / 54,928,480, September 2003 - 81,568,791 / 55,985,364	813	807	807
Capital Surplus	413,696	391,701	385,694
Accumulated Other Comprehensive Income (Loss)	(5,698)	(5,711)	(2,799)
Retained Earnings	1,277,615	1,199,077	1,177,459
Deferred Stock Grants	(9,490)	(8,309)	(7,466)
Treasury Stock, at Cost (Shares: September 2004—28,689,104, December 2003—26,719,249, September 2003—25,583,427)	(920,229)	(784,433)	(729,935)
Total Shareholders’ Equity	756,707	793,132	823,760
Total Liabilities and Shareholders’ Equity	$9,594,809	$9,461,647	$9,370,755

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)	Total	Common Stock	Capital Surplus	Accum. Other Compre- hensive Income (Loss)	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre- hensive Income

Balance at December 31, 2003	$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)
Comprehensive Income:
Net Income	127,098	—	—	—	127,098	—	—	$127,098
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	13	—	—	13	—	—	—	13
Total Comprehensive Income								$127,111

Common Stock Issued under Stock Plans and Related Tax Benefits (2,305,545 shares)	71,984	6	21,995	—	(434)	(1,181)	51,598
Treasury Stock Purchased (4,209,363 shares)	(187,394)	—	—	—	—	—	(187,394)
Cash Dividends Paid	(48,126)	—	—	—	(48,126)	—	—
Balance at September 30, 2004	$756,707	$813	$413,696	$(5,698)	$1,277,615	$(9,490)	$(920,229)

Balance at December 31, 2002	$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income:
Net Income	96,522	—	—	—	96,522	—	—	$96,522
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(14,458)	—	—	(14,458)	—	—	—	(14,458)
Total Comprehensive Income								$82,064

Common Stock Issued under Stock Plans and Related Tax Benefits (1,143,267 shares)	25,491	1	13,502	—	(1,154)	(6,042)	19,184
Treasury Stock Purchased (8,166,579 shares)	(265,735)	—	—	—	—	—	(265,735)
Cash Dividends Paid	(33,819)	—	—	—	(33,819)	—	—
Balance at September 30, 2003	$823,760	$807	$385,694	$(2,799)	$1,177,459	$(7,466)	$(729,935)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates—Taxable Equivalent Basis (Unaudited)	Table 5

	Three Months Ended September 30, 2004			Three Months Ended June 30, 2004			Three Months Ended September 30, 2003			Nine Months Ended September 30, 2004
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest-Bearing Deposits	$82.6	$0.5	2.39%	$408.8	$1.6	1.62%	$224.7	$1.2	2.08%	$246.4	$3.4	1.83%
Funds Sold	28.6	0.1	1.51	71.3	0.2	0.99	102.4	0.3	0.97	89.4	0.7	1.05
Investment Securities
Available for Sale	2,325.5	24.6	4.23	2,148.9	21.8	4.06	2,090.6	16.5	3.16	2,154.9	67.2	4.16
Held to Maturity	659.0	6.3	3.87	709.8	6.7	3.78	675.1	6.4	3.80	696.1	20.1	3.84
Loans Held for Sale	11.3	0.2	5.74	20.7	0.3	5.54	52.2	0.7	5.45	15.8	0.7	5.53
Loans and Leases
Commercial and Industrial	796.2	10.6	5.34	828.0	10.2	4.97	862.4	10.8	4.95	822.8	31.0	5.04
Construction	81.1	1.0	5.01	100.4	0.9	3.80	87.8	0.9	4.26	93.9	3.0	4.33
Commercial Mortgage	658.9	8.8	5.29	638.9	8.6	5.39	670.6	9.4	5.56	644.0	25.9	5.38
Residential Mortgage	2,282.6	32.1	5.62	2,281.8	32.2	5.65	2,298.8	36.2	6.30	2,293.9	97.6	5.67
Installment	722.7	15.2	8.38	700.4	14.5	8.34	558.6	12.8	9.09	691.5	44.1	8.51
Home Equity	583.7	7.1	4.83	534.6	6.1	4.63	448.1	5.6	4.99	536.0	19.0	4.74
Purchased Home Equity	155.2	1.7	4.29	178.8	1.9	4.16	132.6	0.7	2.20	179.5	6.2	4.59
Lease Financing	516.0	5.4	4.17	510.1	5.6	4.38	487.2	5.6	4.52	509.0	16.4	4.29
Total Loans and Leases	5,796.4	81.9	5.63	5,773.0	80.0	5.56	5,546.1	82.0	5.89	5,770.6	243.2	5.63
Other	78.7	0.8	4.05	78.1	0.9	4.45	76.1	1.0	5.38	78.1	2.5	4.32
Total Earning Assets	8,982.1	114.4	5.08	9,210.6	111.5	4.86	8,767.2	108.1	4.91	9,051.3	337.8	4.98
Cash and Non-Interest-Bearing Deposits	316.9			306.3			333.2			316.9
Other Assets	369.5			376.4			399.2			378.1
Total Assets	$9,668.5			$9,893.3			$9,499.6			$9,746.3

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,471.0	0.9	0.24	$1,390.2	0.6	0.17	$1,245.8	0.5	0.15	$1,410.6	1.9	0.19
Savings	2,998.4	3.2	0.43	2,911.5	3.1	0.43	2,754.6	3.4	0.49	2,927.5	9.6	0.44
Time	1,078.4	4.9	1.81	1,129.5	4.9	1.74	1,285.7	6.4	1.97	1,132.0	15.3	1.79
Total Interest-Bearing Deposits	5,547.8	9.0	0.64	5,431.2	8.6	0.63	5,286.1	10.3	0.77	5,470.1	26.8	0.65
Short-Term Borrowings	816.9	2.8	1.36	1,082.5	2.7	1.02	827.8	2.3	1.08	920.2	7.7	1.12
Long-Term Debt	246.8	3.8	6.22	317.3	4.3	5.48	325.7	4.4	5.43	294.8	12.5	5.67
Total Interest-Bearing Liabilities	6,611.5	15.6	0.94	6,831.0	15.6	0.92	6,439.6	17.0	1.05	6,685.1	47.0	0.94
Net Interest Income		$98.8			$95.9			$91.1			$290.8
Interest Rate Spread			4.14%			3.94%			3.86%			4.04%
Net Interest Margin			4.39%			4.17%			4.15%			4.29%
Non-Interest-Bearing Demand Deposits	1,932.0			1,940.2			1,844.0			1,920.6
Other Liabilities	393.4			389.4			344.1			385.5
Shareholders’ Equity	731.6			732.7			871.9			755.1
Total Liabilities and Shareholders’ Equity	$9,668.5			$9,893.3			$9,499.6			$9,746.3

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income—Taxable Equivalent Basis (Unaudited)	Table 6

	Three Months Ended September 30, 2004 Compared to June 30, 2004
(dollars in millions)	Volume[1]	Rate[1]	Time[1]	Total

Change in Interest Income:
Interest-Bearing Deposits	$(1.9)	$0.8	$—	$(1.1)
Funds Sold	(0.2)	0.1	—	(0.1)
Investment Securities
Available for Sale	1.9	0.9	—	2.8
Held to Maturity	(0.5)	0.1	—	(0.4)
Loans Held for Sale	(0.1)	—	—	(0.1)
Loans and Leases
Commercial and Industrial	(0.4)	0.7	0.1	0.4
Construction	(0.2)	0.3	—	0.1
Commercial Mortgage	0.2	(0.1)	0.1	0.2
Residential Mortgage	—	(0.1)	—	(0.1)
Installment	0.4	0.1	0.2	0.7
Home Equity	0.6	0.3	0.1	1.0
Purchased Home Equity	(0.3)	0.1	—	(0.2)
Lease Financing	0.1	(0.3)	—	(0.2)
Total Loans and Leases	0.4	1.0	0.5	1.9
Other	—	(0.1)	—	(0.1)
Total Change in Interest Income	(0.4)	2.8	0.5	2.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.3	—	0.3
Savings	0.1	—	—	0.1
Time	(0.2)	0.2	—	—
Total Interest-Bearing Deposits	(0.1)	0.5	—	0.4
Short-Term Borrowings	(0.9)	0.9	0.1	0.1
Long-Term Debt	(1.1)	0.6	—	(0.5)
Total Change in Interest Expense	(2.1)	2.0	0.1	—

Change in Net Interest Income	$1.7	$0.8	$0.4	$2.9

1                    The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate or time for that category.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2004	2003	2004	2003

Salaries	$27,796	$28,107	$82,904	$86,404
Incentive Compensation	4,383	4,033	11,459	10,617
Stock Based Compensation	2,671	763	8,800	4,087
Commission Expense	1,780	3,552	5,691	8,964
Retirement and Other Benefits	4,099	4,929	12,670	13,471
Payroll Taxes	2,415	2,288	8,948	8,445
Medical, Dental, and Life Insurance	2,064	1,641	6,304	5,390
Separation Expense	1,358	418	2,480	2,493
Total Salaries and Benefits	$46,566	$45,731	$139,256	$139,871

Bank of Hawaii Corporation and Subsidiaries
Loan Portfolio Balances (Unaudited)	Table 8

(dollars in thousands)	September 30, 2004	June 30, 2004	December 31, 2003	September 30, 2003
Domestic Loans
Commercial
Commercial and Industrial	$755,455	$776,815	$816,246	$843,895
Commercial Mortgage	648,991	643,382	639,354	629,225
Construction	104,709	98,916	101,321	92,343
Lease Financing	447,005	447,673	435,934	426,839
Total Commercial	1,956,160	1,966,786	1,992,855	1,992,302
Consumer
Residential Mortgage	2,261,814	2,257,624	2,320,410	2,329,321
Home Equity	609,981	559,225	467,019	446,032
Purchased Home Equity	143,300	162,730	212,514	109,814
Other Consumer	729,747	721,386	658,831	582,934
Lease Financing	33,796	34,676	35,320	35,347
Total Consumer	3,778,638	3,735,641	3,694,094	3,503,448
Total Domestic Loans	5,734,798	5,702,427	5,686,949	5,495,750
Foreign Loans	80,777	84,887	70,226	74,655
Total Loans and Leases	$5,815,575	$5,787,314	$5,757,175	$5,570,405

Selected Concentrations of Credit Exposure (Unaudited)

	September 30, 2004			Dec. 31, 2003[1]	Sept. 30, 2003[1]
(dollars in thousands)	Outstanding	Unused Commitments	Total Exposure	Total Exposure	Total Exposure

Air Transportation
United States Regional Passenger Carriers	$44,602	$12,903	$57,505	$59,231	$59,866
United States National Passenger Carriers	37,771	—	37,771	37,259	37,684
Passenger Carriers Based Outside United States	28,540	—	28,540	31,549	31,670
Cargo Carriers	13,771	—	13,771	14,405	14,405
Total Air Transportation	$124,684	$12,903	$137,587	$142,444	$143,625

Guam
Hotel	$9,348	$—	$9,348	$17,733	$17,768
Other Commercial	156,592	40,868	197,460	184,129	183,115
Consumer	308,689	12,968	321,657	288,831	277,521
Total Guam	$474,629	$53,836	$528,465	$490,693	$478,404

Syndicated Exposure	$186,214	$604,141	$790,354	$925,864	$918,503

Other Large Borrowers[2]	$81,394	$216,632	$298,026	$336,748	$350,897

Exposure includes loans, leveraged leases and operating leases.

1                    For three borrowers, reclassifications occurred between Regional and National Carriers. Syndicated Exposure was restated.

2                    Other Large Borrowers is defined as exposure with commitments of $25 million and greater, excluding those collateralized by cash and those separately identified as Air Transportation, Guam, and Syndicated Exposure.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 9

(dollars in thousands)	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$775	$680	$6,009	$6,015	$7,856
Commercial Mortgage	5,552	5,649	7,388	9,337	10,977
Lease Financing	1,913	1,948	1,962	2,181	2,388
Total Commercial	8,240	8,277	15,359	17,533	21,221
Consumer
Residential Mortgage	7,278	7,688	7,685	9,354	9,669
Home Equity	251	306	406	460	497
Total Consumer	7,529	7,994	8,091	9,814	10,166
Total Non-Accrual Loans	15,769	16,271	23,450	27,347	31,387
Foreclosed Real Estate	208	4,889	4,416	4,377	8,757
Total Non-Performing Assets	$15,977	$21,160	$27,866	$31,724	$40,144

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$65	$19	$707	$725	$695
Commercial Mortgage	688	693	702	—	—
Lease Financing	—	—	—	117	—
Total Commercial	753	712	1,409	842	695
Consumer
Residential Mortgage	2,588	698	595	1,430	2,027
Purchased Home Equity	97	32	107	—	107
Other Consumer	1,533	1,142	1,180	1,210	1,059
Lease Financing	32	57	—	—	—
Total Consumer	4,250	1,929	1,882	2,640	3,193
Total Accruing and Past Due	$5,003	$2,641	$3,291	$3,482	$3,888

Total Loans and Leases	$5,815,575	$5,787,314	$5,714,996	$5,757,175	$5,570,405

Ratio of Non-Accrual Loans to Total Loans	0.27%	0.28%	0.41%	0.48%	0.56%

Ratio of Non-Performing Assets to Total Loans and Foreclosed Real Estate	0.27%	0.37%	0.49%	0.55%	0.72%

Ratio of Non-Performing Assets and Accruing Loans Past Due 90 Days or More to Total Loans	0.36%	0.41%	0.55%	0.61%	0.79%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$21,160	$27,866	$31,724	$40,144	$41,952
Additions	2,094	3,909	3,293	2,340	3,199
Reductions
Payments	(1,386)	(4,232)	(4,555)	(3,416)	(1,782)
Return to Accrual	(1,122)	(2,700)	(1,444)	(839)	(1,464)
Sales of Foreclosed Assets	(682)	(147)	(310)	(4,418)	(1,025)
Charge-offs/Write-downs	(88)	(3,536)	(842)	(2,087)	(736)
Transfer to Premises	(3,999)	—	—	—	—
Total Reductions	(7,277)	(10,615)	(7,151)	(10,760)	(5,007)
Balance at End of Quarter	$15,977	$21,160	$27,866	$31,724	$40,144

Bank of Hawaii Corporation and Subsidiaries
Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 10

	Three Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2004	June 30, 2004	September 30, 2003	September 30,
				2004	2003

Balance at Beginning of Period	$124,904		$137,974	$129,080	$142,853
Loans Charged-Off
Commercial
Commercial and Industrial	227	3,328	1,132	3,942	3,314
Commercial Mortgage	—	—	149	574	549
Construction	—	—	—	—	529
Lease Financing	—	379	12	607	352
Consumer
Residential Mortgage	226	319	39	690	1,416
Home Equity	11	9	—	20	89
Purchased Home Equity	173	201	114	464	114
Other Consumer	4,268	4,564	6,784	13,487	13,492
Lease Financing	45	28	50	109	167
Total Loans Charged-Off	4,950	8,828	8,280	19,893	20,022
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	1,206	1,245	551	3,431	2,942
Commercial Mortgage	1,093	151	31	1,933	105
Construction	94	—	—	529	955
Lease Financing	2	1	1	18	18
Consumer
Residential Mortgage	207	304	455	805	912
Home Equity	14	101	25	154	129
Purchased Home Equity	51	57	—	108	—
Other Consumer	1,502	1,703	1,494	4,868	4,163
Lease Financing	9	16	—	80	52
Foreign	519	6,469	424	7,038	568
Total Recoveries on Loans Previously Charged-Off	4,697	10,047	2,981	18,964	9,844
Net Loan Recoveries (Charge-Offs)	(253)	1,219	(5,299)	(929)	(10,178)
Provision for Loan and Lease Losses	—	(3,500)	—	(3,500)	—
Balance at End of Period	$124,651	$124,904	$132,675	$124,651	$132,675

Average Loans Outstanding	$5,796,350	$5,772,926	$5,546,154	$5,770,642	$5,508,778

Ratio of Net Loan Charge-Offs to Average Loans Outstanding (annualized)	0.02%	(0.08)%	0.38%	0.02%	0.25%
Ratio of Allowance to Loans and Leases Outstanding	2.14%	2.16%	2.38%	2.14%	2.38%

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11a

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended September 30, 2004
Net Interest Income	$51,347	$33,978	$2,893	$10,561	$98,779
Provision for Loan and Lease Losses	2,121	(847)	(1)	(1,273)	—
Net Interest Income After Provision for Loan and Lease Losses	49,226	34,825	2,894	11,834	98,779
Non-Interest Income	22,430	15,399	12,762	2,463	53,054
	71,656	50,224	15,656	14,297	151,833
Non-Interest Expense	(43,605)	(23,092)	(13,559)	(3,934)	(84,190)
Income Before Income Taxes	28,051	27,132	2,097	10,363	67,643
Provision for Income Taxes	(10,379)	(10,062)	(776)	(3,359)	(24,576)
Allocated Net Income	17,672	17,070	1,321	7,004	43,067
Allowance Funding Value	(166)	(621)	(6)	793	—
GAAP Provision	2,121	(847)	(1)	(1,273)	—
Economic Provision	(3,584)	(2,467)	(86)	(1)	(6,138)
Tax Effect of Adjustments	602	1,456	34	179	2,271
Income Before Capital Charge	16,645	14,591	1,262	6,702	39,200
Capital Charge	(5,441)	(4,828)	(1,339)	(8,516)	(20,124)
Net Income (Loss) After Capital Charge (NIACC)	$11,204	$9,763	$(77)	$(1,814)	$19,076

RAROC (ROE for the Company)	33%	33%	10%	20%	23%

Total Assets at September 30, 2004	$3,711,048	$2,295,916	$124,929	$3,462,916	$9,594,809

Three Months Ended September 30, 2003[1]
Net Interest Income	$53,167	$34,126	$2,672	$1,140	$91,105
Provision for Loan and Lease Losses	2,451	3,549	(5)	(5,995)	—
Net Interest Income After Provision for Loan and Lease Losses	50,716	30,577	2,677	7,135	91,105
Non-Interest Income	25,629	12,656	12,196	3,310	53,791
	76,345	43,233	14,873	10,445	144,896
Information Technology Systems Replacement Project	(36)	—	—	(4,313)	(4,349)
Non-Interest Expense	(47,267)	(22,966)	(12,083)	(2,212)	(84,528)
Income Before Income Taxes	29,042	20,267	2,790	3,920	56,019
Provision for Income Taxes	(10,746)	(7,366)	(1,032)	(188)	(19,332)
Allocated Net Income	18,296	12,901	1,758	3,732	36,687
Allowance Funding Value	(152)	(940)	(7)	1,099	—
GAAP Provision	2,451	3,549	(5)	(5,995)	—
Economic Provision	(3,014)	(3,147)	(98)	(12)	(6,271)
Tax Effect of Adjustments	264	199	41	1,817	2,321
Income Before Capital Charge	17,845	12,562	1,689	641	32,737
Capital Charge	(5,797)	(5,657)	(1,238)	(11,272)	(23,964)
Net Income (Loss) After Capital Charge (NIACC)	$12,048	$6,905	$451	$(10,631)	$8,773

RAROC (ROE for the Company)	34%	24%	15%	2%	17%

Total Assets at September 30, 2003	$3,512,927	$2,257,905	$111,474	$3,488,449	$9,370,755

1 Certain 2003 information has been reclassified to conform to 2004 presentation.

Table 11b

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Nine Months Ended September 30, 2004
Net Interest Income	$151,155	$101,648	$8,572	$29,284	$290,659
Provision for Loan and Lease Losses	7,455	1,630	47	(12,632)	(3,500)
Net Interest Income After Provision for Loan and Lease Losses	143,700	100,018	8,525	41,916	294,159
Non-Interest Income	67,833	38,060	40,101	10,750	156,744
	211,533	138,078	48,626	52,666	450,903
Non-Interest Expense	(131,382)	(69,339)	(39,641)	(11,975)	(252,337)
Income Before Income Taxes	80,151	68,739	8,985	40,691	198,566
Provision for Income Taxes	(29,656)	(25,436)	(3,324)	(13,052)	(71,468)
Allocated Net Income	50,495	43,303	5,661	27,639	127,098
Allowance Funding Value	(442)	(2,045)	(20)	2,507	—
GAAP Provision	7,455	1,630	47	(12,632)	(3,500)
Economic Provision	(10,489)	(8,065)	(279)	(6)	(18,839)
Tax Effect of Adjustments	1,286	3,138	93	3,749	8,266
Income Before Capital Charge	48,305	37,961	5,502	21,257	113,025
Capital Charge	(16,696)	(15,233)	(3,919)	(26,465)	(62,313)
Net Income (Loss) After Capital Charge (NIACC)	$31,609	$22,728	$1,583	$(5,208)	$50,712

RAROC (ROE for the Company)	32%	27%	15%	24%	22%

Total Assets at September 30, 2004	$3,711,048	$2,295,916	$124,929	$3,462,916	$9,594,809

Nine Months Ended September 30, 2003[1]
Net Interest Income	$158,498	$103,479	$8,627	$1,986	$272,590
Provision for Loan and Lease Losses	4,620	6,721	(5)	(11,336)	—
Net Interest Income After Provision for Loan and Lease Losses	153,878	96,758	8,632	13,322	272,590
Non-Interest Income	71,938	29,756	37,537	10,052	149,283
	225,816	126,514	46,169	23,374	421,873
Information Technology Systems Replacement Project	(986)	(23)	(333)	(20,529)	(21,871)
Non-Interest Expense	(136,145)	(70,274)	(36,457)	(9,724)	(252,600)
Income (Loss) Before Income Taxes	88,685	56,217	9,379	(6,879)	147,402
Provision for Income Taxes	(32,814)	(20,453)	(3,470)	5,857	(50,880)
Allocated Net Income (Loss)	55,871	35,764	5,909	(1,022)	96,522
Allowance Funding Value	(465)	(3,181)	(23)	3,669	—
GAAP Provision	4,620	6,721	(5)	(11,336)	—
Economic Provision	(8,623)	(9,241)	(334)	(21)	(18,219)
Tax Effect of Adjustments	1,653	2,109	134	2,845	6,741
Income (Loss) Before Capital Charge	53,056	32,172	5,681	(5,865)	85,044
Capital Charge	(17,052)	(16,522)	(3,761)	(39,011)	(76,346)
Net Income (Loss) After Capital Charge (NIACC)	$36,004	$15,650	$1,920	$(44,876)	$8,698

RAROC (ROE for the Company)	34%	21%	17%	(6)%	14%

Total Assets at September 30, 2003	$3,512,927	$2,257,905	$111,474	$3,488,449	$9,370,755

1 Certain 2003 information has been reclassified to conform to 2004 presentation.

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
(dollars in thousands except per share amounts)	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$82,079	$80,346	$81,428	$80,351	$82,715
Income on Investment Securities—Available for Sale	24,543	21,745	20,846	19,032	16,483
Income on Investment Securities—Held to Maturity	6,370	6,711	6,976	7,183	6,407
Deposits	496	1,646	1,231	1,169	1,179
Funds Sold	108	177	417	85	248
Other	801	865	858	1,007	1,032
Total Interest Income	114,397	111,490	111,756	108,827	108,064
Interest Expense
Deposits	8,990	8,560	9,200	9,433	10,284
Securities Sold Under Agreements to Repurchase	2,085	2,222	1,926	1,359	1,947
Funds Purchased	683	506	231	249	271
Short-Term Borrowings	15	13	15	17	26
Long-Term Debt	3,845	4,340	4,353	4,417	4,431
Total Interest Expense	15,618	15,641	15,725	15,475	16,959
Net Interest Income	98,779	95,849	96,031	93,352	91,105
Provision for Loan and Lease Losses	—	(3,500)	—	—	—
Net Interest Income After Provision for Loan and Lease Losses	98,779	99,349	96,031	93,352	91,105
Non-Interest Income
Trust and Asset Management	12,672	12,995	13,864	12,759	12,511
Mortgage Banking	1,711	2,808	1,977	3,324	5,888
Service Charges on Deposit Accounts	9,472	9,540	9,950	9,442	8,901
Fees, Exchange, and Other Service Charges	13,741	14,243	13,239	13,725	16,034
Investment Securities Gains (Losses)	—	(37)	—	(20)	639
Insurance	3,560	3,303	3,643	3,597	3,988
Other	11,898	11,996	6,169	6,610	5,830
Total Non-Interest Income	53,054	54,848	48,842	49,437	53,791
Non-Interest Expense
Salaries and Benefits	46,566	46,689	46,001	46,409	45,731
Net Occupancy Expense	9,812	9,543	9,386	9,933	9,806
Net Equipment Expense	5,847	5,799	5,964	7,395	7,301
Information Technology Systems Replacement Project	—	—	—	—	4,349
Other	21,965	23,094	21,671	19,667	21,690
Total Non-Interest Expense	84,190	85,125	83,022	83,404	88,877
Income Before Income Taxes	67,643	69,072	61,851	59,385	56,019
Provision for Income Taxes	24,576	24,840	22,052	20,712	19,332
Net Income	$43,067	$44,232	$39,799	$38,673	$36,687

Basic Earnings Per Share	$0.82	$0.84	$0.73	$0.70	$0.64
Diluted Earnings Per Share	$0.78	$0.79	$0.69	$0.66	$0.61

Balance Sheet Totals
Total Assets	9,594,809	9,688,769	10,013,442	9,461,647	9,370,755
Net Loans	5,690,924	5,662,410	5,587,811	5,628,095	5,437,730
Total Deposits	7,413,240	7,469,288	7,363,922	7,332,779	7,102,116
Total Shareholders’ Equity	756,707	699,438	785,768	793,132	823,760

Performance Ratios
Net Income to Average Total Assets (ROA)	1.77%	1.80%	1.65%	1.66%	1.53%
Net Income to Average Shareholders’ Equity (ROE)	23.42%	24.28%	19.98%	18.59%	16.69%
Efficiency Ratio[1]	55.45%	56.49%	57.31%	58.41%	61.34%
Efficiency Ratio excluding Systems Replacement Costs	55.45%	56.49%	57.31%	58.41%	58.34%

1  The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).